EXECUTION COPY

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT IS SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

Date of Issuance	Void after
January 16, 2015	Expiration Date (as defined below)

VIRTRA SYSTEMS, INC.
WARRANT TO PURCHASE COMMON STOCK

This certifies that Barricade Enterprises Limited Partnership (the “Holder”), is entitled to purchase, at the Exercise Price (as defined below), from VirTra Systems Inc., a Texas corporation (the “Company”), a number of shares of Common Stock as set forth below (the “Warrant Amount”) in the Company.

1. Purchase of Shares.

(a) Warrant Amount. The Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company 7,282,425 shares of Common Stock (“Shares”), representing five percent (5%) of the outstanding shares of Common Stock of the Company on a fully diluted basis, including Common Stock of the Company subject to options, warrants, and other purchase rights, or 9,193,820 Shares after taking into account warrants granted on the date hereof to other affiliates of Modern Round, L.L.C.

(b) Exercise Price. The purchase price for each Share issuable pursuant to this Warrant shall be $.1360, which is equal to the average of the closing or last price of the Common Stock of the Company on its principal trading market during the 15 trading days immediately prior to the issuance of this Warrant. Such purchase price is herein referred to as the “Exercise Price.”

2. Exercise Period. This Warrant shall be exercisable, in whole or in part, at any time and from time to time, during the term commencing at the earlier of the first anniversary of the opening of the first facility of Modern Round, L.L.C. utilizing VirTra Technology or after the opening of the first facility utilizing VirTra Technology and the payment of the minimum royalty has been made to VirTra and ending at 5:00 p.m. Eastern Time five years from the date hereof, which date shall be called the “Expiration Date.”

Exhibit A-1

3. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Unless exercised in accordance with Section 4 below, such exercise shall be effected by the following:

(i) the surrender of this Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.

(c) As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Shares to which such Holder shall be entitled or, if uncertificated, a book entry to that effect, and

(ii) in case such exercise is in part only, a new warrant or book entry (dated the date hereof) of like tenor, with a Warrant Amount equal to (x) the Warrant Amount, less (y) the aggregate amount of Exercise Price paid by the Holder in exercise of this Warrant prior to the date of issuance of such new warrant (including, in the event of any Net Exercise, the aggregate value of such amount of Shares foregone in such Net Exercise (calculated as X minus Y under the formula set forth in Section 4 below, as applied to such Net Exercise)).

4. Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder that Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of Shares computed using the following formula:

Exhibit A-2

Where

X =	The number of Shares to be issued to the Holder.

Y =	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation).

A =	The fair market value of one (1) Share (at the date of such calculation).

B =	The Exercise Price per Share (as adjusted to the date of such calculation).

For purposes of this Section 4, the fair market value of a Share shall mean the following: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case under subsections (a), (b), (c), and (d) the price will be averaged over the fifteen (15) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per Share as determined jointly by the Board and the Holder.

5. Covenants of the Company.

(a) Shares Outstanding Notice. Upon request by the Holder at any time during the Exercise Period, the Company shall deliver, the next business day after such request, a certificate of an officer of the Company, representing to the number of Shares outstanding as of the date of delivery by the Company of such notice, so that the Holder may determine the Exercise Price and number of Shares issuable as of such date of delivery. Absent manifest error, the Holder shall be entitled to rely without investigation on such certificate for the purposes of completing and submitting a Notice of Exercise.

(b) Covenants as to Exercise Shares. The Company covenants and agrees that this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued, and that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issuance thereof. If, at any time during the Exercise Period, the number of authorized but unissued Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action in the opinion of its counsel, to be necessary to increase its authorized but unissued Shares to such number of Shares as shall be sufficient for such purposes. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

Exhibit A-3

(c) No Impairment. Except and to the extent waived or consented to by the Holder or as otherwise permitted under the terms hereof, the Company will not, by amendment of its governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

6. Adjustment of Exercise Price and Number of Shares.

(a) Stock Splits and Dividends. If outstanding Shares shall be subdivided (by any stock split, recapitulation, or otherwise) into a greater number of Shares or if the Company shall pay a dividend or may any other distribution upon the Shares shall be payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision, dividend, or distribution be proportionately reduced, and the number of Shares issuable upon exercise of this Warrant shall be proportionately increased. If outstanding Shares shall be combined into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased, and the number of Shares issuable upon exercise of this Warrant shall be proportionately decreased. When any adjustment is required to be made in the Exercise Price, the number of Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b) Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant)), consolidation or merger of the Company, sale of all or substantially all of its assets, or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger, or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 6; and in each such case; appropriate adjustment shall be made with respect to the Holder’s rights under this Warrant to ensure that the provisions of this Section 6 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities, or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale, or similar transaction in which the successor or purchasing party is other than the Company, an immediate adjustment in the Exercise Price to the value for the Shares reflected by the terms of such consolidation, merger, sale, or similar transaction, and a corresponding immediate adjustment to the number of Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale, or similar transaction), and the terms of this Section 6 shall be applicable to the Shares or other securities properly receivable upon the exercise of this Warrant after such consummation.

Exhibit A-4

7. No Fractional Shares or Scrip. No fractional share or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

8. No Member Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares underlying this Warrant, including (without limitation) the right to vote such Shares, receive distributions thereon, Shares or be notified of membership meetings.

9. Governing Law. This Warrant shall be governed by and construed under the laws of the state of Arizona as applied to agreements among Arizona residents, made and to be performed entirely within the state of Arizona.

10. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

11. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 12):

Exhibit A-5

If to the Company:

7970 S Kyrene Road

Tempe, Arizona 85284

Attention: Bob Ferris, CEO

Email: bferris@vitra.com

with a copy to:

Snell & Wilmer L.L.P.

One Arizona Center

400 E Van Buren

Phoenix, Arizona 85004

Attention: Dan Mahoney, Esq.

Email: dmahoney@swlaw.com

If to Holder:

At the address shown on the signature page hereto
with a copy to

Greenberg Traurig, LLP

2375 E Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Robert S. Kant, Esq.

Email: kantr@gtlaw.com

13. Amendments and Waivers. Any term of this Warrant may be amended or waived with the written consent of the Company and Holder.

14. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

15. Transfer. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

Exhibit A-6

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

VITRA SYSTEMS, INC.

By:

ACKNOWLEDGED AND AGREED:

Printed Name:

Title:

Address:

SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

Schedule A

Schedule A-1

NOTICE OF EXERCISE

TO: ______________________

(1) [  ] The undersigned hereby elects to purchase ________ Shares (the “Exercise Shares”) of ViTra Systems, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

[  ] The undersigned hereby elects to purchase ________ Shares (the “Exercise Shares”) of ViTra Systems, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 4 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the Shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition of the Exercise Shares and such disposition is made in accordance with said registration statement, or, if requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

2

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form

and supply required information. Do not use this

form to purchase Shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)

Dated: _________, 20____

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.